UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 18, 2007
                                                          -------------



                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     1-11988                22-2365834
           --------                     -------                ----------
(State or other jurisdiction of  (Commission file number)    (I.R.S. employer
incorporation or organization)                              identification no.)

                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (973) 882-0004
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Termination of a Material Definitive Agreement.

         Reference is made to the lease (the "Lease") between Escala Group, Inc. (the "Company") and Fifth Avenue Building Company LLC (the "Landlord"), dated September 28, 2005, for part of the premises located at 623 Fifth Avenue, New York, New York, 10022. The Lease had an original term of ten years and provided for the Company to pay a fixed minimum rent of $396,912 for the first five years and six months of the original term and $425,162 per annum for the remainder of the original term.

         In connection with the move of its corporate headquarters to Bethel, Connecticut, the Company had sought the Landlord's approval to sublease the premises that were the subject of the Lease. In response, the Landlord exercised its rights under Section 11.02 of the Lease to terminate the Lease, effective June 18, 2007. The Company has not incurred any material early termination penalties in connection with the termination of the Lease. There is no material relationship between the Company and the Landlord other than with respect to the Lease.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On June 21, 2007, Scott Rosenblum and Mark Segall resigned from the Board of Directors of the Company. Also on June 21, 2007, Jay Moorhead and Christopher W. Nolan, Sr. were elected by the Board to fill the vacancies created by the resignations of Messrs. Rosenblum and Segall.

         Mr. Moorhead, age 55, is Managing Director of Westwood Capital, LLC, an investment banking firm. Prior to joining Westwood Capital, Mr. Moorhead co-founded MillRock Partners, a boutique investment bank serving private middle market and public growth companies. From 2001-2003, Mr. Moorhead was a corporate finance partner at CE Unterberg Towbin, and for ten years prior to that, was a founding partner of the New York investment banking firm VM Equity Partners. Prior to co-founding VM Equity Partners, Mr. Moorhead was an investment banker at Lehman Brothers and at E.F. Hutton. Mr. Moorhead received his B.A. degree from the University of Vermont, and attended the Program for Management Development at Harvard Business School.

         Mr. Nolan is a Managing Director in the Mergers & Acquisitions group of Rabobank International, a Dutch agribusiness bank with offices in New York. Prior to joining Rabobank, Mr. Nolan was a Vice President in the Mergers, Acquisitions and Corporate Advisory group at Deutsche Bank Securities in New York, and, prior to that, he held a similar position at Salomon Smith Barney (now Citigroup). Mr. Nolan, who is 42 years old, spent eight years at GAF Corporation/International Specialty Products, where he served as Vice President, Corporate Development and Investor Relations. Mr. Nolan holds a B.S degree in Chemical Engineering from Lafayette College and an M.B.A. from Harvard Business School. Mr. Nolan currently serves on the Board of Directors, and as a member of the Audit Committee, of United-Guardian, Inc., an AMEX-listed company.

         Mr. Moorhead and Mr. Nolan were also appointed to serve on Escala's Audit Committee. In addition, Mr. Moorhead was appointed to the Company's Compensation Committee and Mr. Nolan was appointed to its Nominating Committee.

         A copy of the press release dated June 22, 2007, announcing the resignations of Messrs. Rosenblum and Segall and the appointment of Messrs. Moorhead and Nolan is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On June 21, 2007, the Company amended Section 2.14(b) of its By-Laws by deleting the last sentence thereof in its entirety and replacing it with the following:

         "The Chairman of the Board will have the right, at his election, to attend the meetings of all committees of the Board other than the Audit Committee, but shall not have any voting rights with respect thereto (unless he is otherwise a member of such committee)."

         The foregoing discussion is qualified by reference to the full text of the By-Laws which are filed as an exhibit to this report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits

           3(i)  By-Laws.

           99.1  Press Release issued by Escala Group, Inc. dated June 22, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 26, 2007


                       ESCALA GROUP, INC.

                       By: /s/ Matthew Walsh
                           -----------------

                       Matthew Walsh, President and acting  CEO